                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            NATIONAL BEVERAGE CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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         Below is a letter from the registrant notifying its shareholders of record as of August 31, 2001, of the following change to the registrant's notice of annual meeting of shareholders:




NATIONAL             ONE NORTH UNIVERSITY DRIVE              TEL: (954) 581-0922
BEVERAGE             FORT LAUDERDALE, FLORIDA 33324          FAX: (954) 473-4052
CORP.

================================================================================

              AMERICA'S
                 FLAVOR
                 CHOICE

-----------------------

      NICK A. CAPORELLA
           CHAIRMAN AND
CHIEF EXECUTIVE OFFICER


                               September 18, 2001

To Our Shareholders:

         This was a year when we hoped to celebrate our Company, its progress and our great performance. But the attacks on our country engulf our Company's success and we believe that this is not the time for us to celebrate.

         Therefore, this year our Company will hold a subdued Annual Meeting at home in Fort Lauderdale where, out of respect for the victims and survivors, we will only transact the business required by law. Our meeting will take place at the Sheraton Suites Hotel, 311 North University Drive, Fort Lauderdale,
Florida at the previously scheduled date of October 26, 2001 at 2:00 p.m. The money we save by having a more austere meeting this year will be contributed to the victims of the terrorist attacks.

         The annual report that is enclosed was prepared before September 11th and I am sure you will take that into account in reading it.


                                       Best regards,



                                       --------------------------------------
                                       Nick A. Caporella